UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2007

Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01      Other Events.

Item 8.01 Other Events.
     At its December 21, 2007 meeting, the Compensation Committee of the Board of Directors of Kennametal Inc. (the “Company”) approved a restricted stock award to be granted on January 1, 2008 to Carlos M. Cardoso, the Company’s President and Chief Executive Officer, in connection with Mr. Cardoso’s election as Chairman of the Board of the Company. The restricted stock award will have a fair market value of $2 million on the grant date. The forfeiture restrictions shall lapse one-half on the second year anniversary of the grant date and one-fourth on each of the third and fourth year anniversaries of the grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.

Registrant

Date: December 26, 2007	By:	/s/ David W. Greenfield

David W. Greenfield Vice President, Secretary and General Counsel